UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2026
IP STRATEGY HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On February 27, 2026, IP Strategy Holdings, Inc. (the “Company”) announced preliminary estimated revenue and related key financial performance metrics for the three months and full year ended December 31, 2025 and cash and $IP Tokens balances as of December 31, 2025. Based upon preliminary estimated financial results, the Company expects key preliminary unaudited results for the three-month and full-year periods ended December 31, 2025 as detailed below.
Preliminary Results
All amounts reported below are preliminary and subject to change as a result of the year-end audit process and reflect continuing operations, restructuring expenses and changes in the fair value of the $IP Tokens the Company holds in its treasury. The Company’s audited review for the year ended December 31, 2025 is not yet complete and, as a result, its actual results may vary from the estimated preliminary results presented herein.
The Company’s unaudited net revenues for the fourth quarter of 2025 is expected to range from approximately $4.6 million to approximately $4.8 million compared with approximately $3.0 million in the third quarter of 2025. The unaudited net revenues for the full year ended December 31, 2025 is expected to range from approximately $9.8 million to approximately $10.3 million compared with 2024 net revenues from operations of approximately $8.4 million.
The fourth quarter 2025 net loss before income taxes is expected to range from approximately $380.0 million to approximately $384.0 million, compared to net income before income taxes of approximately $245.7 million in the third quarter of 2025. The difference in gain versus loss between the quarters was tied primarily to the market price of the $IP Token as of December 31, 2025 compared to such market price as of September 30, 2025 and the requirement to mark-to-market the value of the Company’s $IP Tokens based on market prices as of the last day of each fiscal quarter.
For the year ended December 31, 2025, net loss before income taxes is expected to range from approximately $146.5 million to approximately $148.5 million compared to net income before income taxes of approximately $0.7 million for the year ended December 31, 2024. Approximately $126.5 million to approximately $129.5 million of that 2025 loss is expected to be attributed to the change in the fair market value of the $IP Tokens held by the Company based on the market price of the $IP Token as of December 31, 2025, compared to such market price upon acquisition in August 2025, which is a function of mark-to-market reporting required under GAAP. Approximately $3.2 million to approximately $3.6 million of that loss is expected to be attributed to write down expenses associated with closing the Company’s retail tasting rooms on December 31, 2025, and the associated employee severance expenses, equipment write downs and expenses associated with balance sheet adjustments tied to the related real estate leases.
As part of the Company’s August 2025 equity offering, the Company acquired 53.2 million $IP Tokens with an average basis of $3.93 per token. The Company reported a gain for the quarter ended September 30, 2025 of $245.8 million due to the closing $IP Token price in the market on September 30, 2025 of $8.54 and a balance sheet value of those 53.2 million tokens on that date of approximately $455.6 million. As of December 31, 2025, the price per $IP Token had fallen to $1.732 in the market, which resulted in the value of the 53.2 million tokens at December 31, 2025 of approximately $82.2 million and an expected net loss before taxes for the year of approximately $147.5 million associated with the change in fair value from the mark-to-market reporting requirements under GAAP. As disclosed in the Company’s previous filings, the Company anticipates future swings in gains or losses tied to the closing price of the $IP Token on the last day of any reporting period compared to the last day of the previous reporting period and the number of $IP Tokens the Company held on such dates. Primarily as a result of the decline in the $IP Token closing price on December 31, 2025, the Company had aggregate cash and $IP Tokens of approximately $82.4 million as of December 31, 2025.
The Company earned a total of approximately 735,547 $IP Tokens from staking its owned tokens via its validator operations in the fourth quarter of 2025 compared to 175,771 $IP Tokens earned in the third quarter of 2025. Total $IP Tokens earned from validator operations for the year ended December 31, 2025 were approximately 911,318. There were no comparative $IP Token validator operations in 2024. Fees earned from staking third-party $IP Tokens on the Company’s validator for the fourth quarter of 2025 were approximately 40,595 $IP Tokens, while fees from such third-party staking validator operations for the full year 2025 were approximately 50,011 $IP Tokens. There were no comparable third-party $IP Token validator operations in 2024.
The Company expects the revenues from its validator operations for the fourth quarter of 2025 to range from approximately $2.75 million to approximately $3.25 million compared to approximately $1.9 million in the third quarter of 2025. There were no comparative $IP Token revenues in 2024. The Company expects total revenue from $IP Tokens earned from validator operations for 2025 to range from approximately $4.75 million to approximately $5.25 million. Revenues associated with validator operations are running at a greater than 95% gross margin.
In August 2025, the Company eliminated $19.3 million in senior secured debt and long-term obligations, including paying off all secured debt. The debt reduction is expected to result in annualized interest expense savings of more than $2 million.
The corporate restructuring announced in October 2025 regarding the move to third party spirits production and the closing retail tasting rooms, with associated head count reductions, is anticipated to save the Company more than $5 million in operating expenses on an annual basis beginning in 2026 with an estimated loss of revenues from the closing of its retail operations of approximately $3.5 million.
The preliminary estimates presented herein have been prepared by, and are the responsibility of, management. CBIZ, the Company’s independent registered public accounting firm, has not completed the audit for the period ended December 31, 2025, nor has that firm completed a review of, compiled, or performed any procedures with respect to, the Company’s preliminary financial information. Accordingly, CBIZ does not express an opinion or any other form of assurance with respect thereto.
The information contained in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, the Company’s estimated operating results for the fourth quarter and full year ended December 31, 2025, and the estimated reduction in the Company’s interest expenses and the estimated expense savings that will result from the recent restructuring of the Company’s craft spirits operations, and are subject to the actual audited financial results still to be reported, and the results of any audit to accompany the Company’s annual report on Form 10-K for the year ended December 31, 2025.
Any forward-looking statements in this filing are based on the Company’s current expectations, estimates and projections only as of the date of this report and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the volatility of the market prices of the $IP Token and the Company’s common stock and any correlation between the Company’s stock price and the market price of $IP tokens, the legal, commercial, regulatory and technical uncertainty regarding digital assets generally, and expectations with respect to future performance and growth. These and other risks concerning the Company’s programs and operations are described in additional detail in the Company’s final prospectus dated December 23, 2025 filed with the Securities and Exchange Commission (“SEC”) on December 23, 2025, its latest annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and any other subsequent filings with the SEC. The Company explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2026	IP STRATEGY HOLDINGS, INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer
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